Exhibit 10.1

SECOND AMENDMENT TO

PLAINSCAPITAL BANK SUPPLEMENTAL EXECUTIVE PENSION PLAN

(As Amended and Restated Effective January 1, 2008)

May 8, 2012

WHEREAS, PlainsCapital Bank (the “Bank”) has adopted the PlainsCapital Bank Supplemental Executive Pension Plan, effective January 1, 1993, and as amended and restated as of January 1, 2001 and as further amended and restated as of January 1, 2008 (the “Plan”); and

WHEREAS, pursuant to Section 9.01 of the Plan, the Bank has the authority to amend the Plan; and

WHEREAS the Bank desires to amend the Plan to (i) remove the crediting of five (5) additional Years of Benefit Service (as defined in the Plan) for a Termination of Employment (as defined in the Plan) within the six (6) months immediately preceding or the twenty-four (24) months immediately following a Change of Control (as defined in the Plan), and (ii) clarify certain rights and benefits that are creditable upon the termination of the Plan.

NOW, THEREFORE, effective as of the date hereof, the Bank hereby amends the Plan as follows:

1. Section 3.01(b) of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 3.01(b):

(b) [Intentionally Omitted].

2. Section 3.01 is amended by adding the following new Section 3.01(c):

(c) Plan Termination Benefit

Notwithstanding anything herein to the contrary, if, the Bank terminates the Plan at any time on or prior to December 31, 2012 pursuant to Section 1.409A-3(j)(ix)(B) of the regulations under Section 409A of the Code, then (a) (i) each Participant who is an Employee on the date of such Plan termination and who had an Entry Date of January 1 shall be credited with a Year of Benefit Service in respect of the 2012 calendar year without regard to whether as of the Plan termination date 183 or more Days of Service have elapsed in the 2012 calendar year, and (ii) each Participant who is an Employee on the date of such Plan termination and who had an Entry Date that was other than January 1 shall be credited with the additional Days of Service (if any) with respect to the 12-month period on which his or her Years of Benefit Service are calculated (based on the applicable Entry Date), so that such Participant is credited with a Year of Benefit Service for the 12-month period commencing on the anniversary of the Entry Date occurring in the 2012 calendar year without regard to whether as of the Plan termination date 183 or more Days of Service have elapsed in such 12-month period; provided that, such Participant’s Years of Benefit Service shall not exceed fifteen (15) Years of Benefit Service and in no event shall any Participant be entitled to duplicate service credit for the same period of service, and (b) each Participant’s Normal Retirement Benefit under Section 3.01(a) shall be calculated after including in the determination of Average Annual Compensation under Section 1.04 the Participant’s Compensation for 2012 as if it were a completed calendar year, with such 2012 Compensation calculated on the basis of the Participant’s Compensation paid for the period from January 1 2012 through the date of the Plan termination plus the Compensation projected to be paid for the period commencing on the date after the Plan termination and ending on December 31, 2012 based on the rate of regular base salary in effect on the date of the Plan termination.

3. Except as amended hereby, the Plan shall continue in full force and effect. In the event the transactions contemplated by the Agreement and Plan of Merger by and among PlainsCapital Corporation, Meadow Corporation and Hilltop Holdings Inc., dated as of May 8, 2012 (the “Merger Agreement”) are not consummated and the Merger Agreement is terminated pursuant to Article VIII thereof, this Second Amendment to the Plan shall be void and of no force and effect.

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IN WITNESS WHEREOF, the Bank has caused this Second Amendment to the Plan to be approved, ratified and executed by its duly authorized officer, on behalf of the Bank, effective as of the date above.

PLAINSCAPITAL BANK

By:	/S/ BRIAN HEFLIN
Name: Title:	Brian Heflin Chief Operating Officer